Exhibit 99.1

News Release

Credence Investor Contact:	Credence Editorial Contact:
Colin Ritchie	Judy Dale
Senior Director, Investor Relations	Senior Director, Marketing Communications
408.635.4953 or 408.635.4989 fax	408.635.4309 or 408.635.4986 fax
E-mail: colin_ritchie@credence.com	E-mail: judy_dale@credence.com

Credence Revises Outlook for Fourth Quarter 2004

MILPITAS, Calif., October 5, 2004 — Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test solutions from design-to-production for the worldwide semiconductor industry, today reported it is lowering its outlook for its fiscal fourth quarter ending October 31, 2004.

“The weakening business conditions we first saw from the Asian subcontractors at the end of last quarter has broadened to other segments of our customer base, including integrated device manufacturers (IDMs). In addition, our previous guidance included new business from an IDM which we expected to gain but which did not materialize,” said Dr. Graham Siddall, Credence chairman and chief executive officer. “As a result, revenue in the fourth quarter is now expected to range from $110 to $115 million. The lower revenue levels, lower factory utilization and a different product mix will result in lower gross margins and a net loss in the range of $0.17 to $0.21 per fully diluted share.”

This guidance reflects no taxation on domestic earnings due to the effect of tax loss carry forwards from prior years and excludes any charges or credits related to the acquisition of NPTest and the ongoing restructuring activities.

Credence will announce fourth quarter results and host a conference call to discuss these results after markets close on Wednesday December 1, 2004.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is the industry’s leading provider of design-to-test solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at www.credence.com.

Forward-Looking Statements

This release contains statements that are forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expected revenue, gross margins and income for the fourth quarter. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to be materially different from the future performance suggested in this release. Such risks and uncertainties include, but are not limited to, cyclicality and downturns in the semiconductor industry, rapid technological change in the ATE market, our ability to successfully integrate acquisitions, economic instability in the Asia Pacific region, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, the timing of new technology, product introductions, intellectual property issues, the risk of early obsolescence and our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures). Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

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Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

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